UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2005

ITC^DeltaCom, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-23253	58-2301135
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1791 O.G. Skinner Drive

West Point, Georgia 31833

(Address of principal executive offices)

Registrant’s telephone number, including area code: (706) 385-8000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

Acceleration of Vesting of Stock Options. On December 16, 2005, the Board of Directors of ITC^DeltaCom, Inc. (the “Company”) approved the immediate and full acceleration of the vesting of each otherwise unvested stock option to purchase common stock with an exercise price in excess of $5.00 that was granted under the ITC^DeltaCom, Inc. Stock Incentive Plan and the ITC^DeltaCom, Inc. Amended and Restated Stock Incentive Plan and was held by employees, other than executive officers. The acceleration was effective as of December 16, 2005. The accelerated options each had an exercise price in excess of the current market value of the common stock based on the closing price of $1.35 per share reported on the Nasdaq National Market on December 16, 2005. The acceleration applies to stock option awards granted from fiscal years 2002 through 2004 with respect to approximately 100,000 shares of the common stock.

The primary purpose of the accelerated vesting is to minimize certain future compensation expense that the Company would otherwise recognize in its consolidated statements of operations with respect to the accelerated options pursuant to Financial Accounting Standards Board Statement No. 123 (Revised 2004), “Share-Based Payment” (“SFAS 123(R)”), which becomes effective for reporting periods beginning after December 31, 2005. Although the Company has not finalized all elements of the model that it will follow when implementing SFAS 123(R), the Company estimates that the aggregate future expense that will be eliminated as a result of the acceleration of the vesting of the options is approximately $350,000 in fiscal years 2006 through 2008. The expense that otherwise would have been incurred but for the acceleration will be reported in the Company’s financial statements for its 2005 fiscal year in the pro forma footnote disclosure as permitted under the provisions of Statement of Financial Accounting Standards No. 123 prior to its revision.

Amendments to Executive Stock Incentive Plan. On December 16, 2005, the Board of Directors of the Company approved amendments, effective as of December 20, 2005, to the ITC^DeltaCom, Inc. Executive Stock Incentive Plan (the “executive incentive plan”) to provide for awards of restricted stock units for up to a total of 25,000 shares of the Company’s 8% Series A convertible redeemable preferred stock (the “Series A preferred stock”) and 70,000 shares of the Company’s 8% Series B convertible redeemable preferred stock (the “Series B preferred stock”). The Company’s employees eligible to participate in the executive incentive plan, which was adopted on May 10, 2005, are Randall E. Curran, who serves as Chief Executive Officer, Richard E. Fish, Jr., who serves as Chief Financial Officer, and James P. O’Brien, who serves as Executive Vice President of Operations. The shares of preferred stock represented by stock units issuable under the amended plan are the shares that the foregoing executives are entitled to receive for their services in connection with the restructuring of the Company’s secured indebtedness on March 29, 2005, as previously reported by the Company in its quarterly report on Form 10-Q for the quarter ended March 31, 2005, which information is incorporated by reference herein. On December 16, the Board of Directors approved stock unit grants for 9,666 shares of Series A preferred stock and 29,061 shares of Series B preferred stock to Mr. Curran, stock unit grants for 2,417 shares of Series A preferred stock and 7,265 shares of Series B preferred stock to Mr. Fish, and stock unit grants for 1,933 shares of Series A preferred stock and 5,812 shares of Series B preferred stock to Mr. O’Brien. These stock unit grants will replace the previously reported grants in non-unit form of the same number of shares of Series A and Series B preferred stock, which previous grants were not issued. The vesting of the stock units is subject to the terms and conditions set forth in the executives’ employment agreements which are applicable to all equity inducement grants made to the executives, as previously reported by the Company. In the stock unit agreements evidencing the

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foregoing grants, the executives will elect share delivery dates for purposes of Section 409A of the Internal Revenue Code, which provides rules applicable to deferred compensation arrangements. If the stock units vest and the shares of preferred stock they represent are delivered to the executives, the number of shares deliverable for each series of preferred stock will equal the number of shares represented by the stock units as described above plus the number of shares that would have been payable under the terms of such series as in-kind dividends on such shares between April 1, 2005, when the executives were entitled to receive the shares, and the delivery date.

Amendments to Employment Agreements. On December 16, 2005, the Board of Directors of the Company approved identical amendments to the Company’s employment agreements with each of Messrs. Curran, Fish, and O’Brien to authorize the grant of stock units representing Series A preferred stock and Series B preferred stock to such executives under the amended executive incentive plan, as described above in this Item 1.01. The amendments were effective as of December 20, 2005.

Deferred Compensation Agreements. On December 16, 2005, the Board of Directors of the Company approved identical forms of a deferred compensation agreement between the Company and each of Messrs. Curran, Fish, and O’Brien. These agreements will be effective as of the date of issuance to the executives of warrants to purchase shares of the Company’s 8% Series C convertible redeemable preferred stock (the “Series C preferred stock”) granted in accordance with the executives’ employment agreements, as previously reported by the Company in its current report on Form 8-K filed on August 1, 2005, which information is incorporated by reference herein. Under these agreements, the executives will elect warrant exercise and warrant share delivery dates for purposes of Section 409A of the Internal Revenue Code, which provides rules applicable to deferred compensation arrangements.

The information set forth under Items 3.02 and 5.03 of this report is incorporated by reference in its entirety in this Item 1.01.

Item 2.05    Costs Associated with Exit or Disposal Activities.

On December 16, 2005, the Board of Directors of the Company authorized a plan to close certain financial and network service functions in its West Point, Georgia location and to relocate those business activities to its other locations in Huntsville and Anniston, Alabama. Approximately 65 employee positions are being relocated pursuant to the plan. The plan was adopted for the purpose of reorganizing the affected functions to enhance the focus of the Company’s operations. Under the plan, the Company expects to pay termination benefits for severance, and retention, relocation and other associated costs, and to recognize expense, totaling approximately $200,000 in fiscal year 2005 and approximately $700,000 in fiscal year 2006.

Item 3.02    Unregistered Sales of Equity Securities.

As described under Item 1.01 of this report, on December 16, 2005, the Board of Directors of the Company approved stock unit grants representing shares of the Company’s Series A preferred stock and Series B preferred stock to three of the Company’s senior executives. In connection with its non-public offering of these securities to the foregoing officers, the Company relied on the exemption from registration under the Securities Act of 1933 afforded by Section 4(2) of the Securities Act and Regulation D thereunder.

Each share of the Series A preferred stock and the Series B preferred stock is convertible at the holder’s option, in whole or in part, at any time after such share is issued, into a number of shares of common stock which is obtained by dividing the $100 liquidation preference per share plus the amount of any accrued and unpaid dividends accrued to, but not including, the conversion date by the conversion price applicable to such share. The current conversion price of the Series A preferred stock is $17.15 per share of common stock and the current conversion price of the Series B preferred stock is $9.00 per share of common stock. The Company is not required to redeem any preferred stock until October 29, 2012 and, except in limited circumstances, does not have the right to redeem any Series B preferred stock until October 6, 2006.

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The information set forth under Items 1.01 and 5.03 of this report is incorporated by reference in its entirety in this Item 3.02.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 22, 2005, the Company filed with the Delaware Secretary of State a certificate of amendment to the certificate of designation of the Series C preferred stock, which forms a part of the Company’s restated certificate of incorporation. The amendment, which was effective on the filing date, facilitates the Company’s issuance of stock units representing Series A preferred stock and Series B preferred stock under its amended executive incentive plan, as described under Item 1.01 of this report, by amending provisions of the certificate of designation that restrict the Company’s ability to authorize or issue securities that rank on a parity with the Series C preferred stock as to dividend or liquidation rights.

The information set forth under Items 1.01 and 3.02 of this report is incorporated by reference in its entirety in this Item 5.03.

Item 9.01    Financial Statements and Exhibits.

(c) The Company herewith files the following exhibit:

Exhibit Number	Description of Exhibit
3.1	Certificate of Amendment to Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of 8% Series C Convertible Redeemable Preferred Stock and Qualifications, Limitations and Restrictions Thereof. Filed herewith.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2005	ITC^DELTACOM, INC.

	By:	/s/ J. Thomas Mullis
J. Thomas Mullis
Senior Vice President-Legal and Regulatory (Duly Authorized Officer)

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Certificate of Amendment to Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of 8% Series C Convertible Redeemable Preferred Stock and Qualifications, Limitations and Restrictions Thereof. Filed herewith.